Exhibit 1.1

ProSight Global, Inc.

[•] Shares of Common Stock, Par Value $0.01 Per Share

Form of Underwriting Agreement

[•], 2019

Goldman Sachs & Co. LLC

Barclays Capital Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

ProSight Global, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [•] shares of common stock, par value $0.01 per share (“Stock”) of the Company, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional shares of Stock. The aggregate of [•] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [•] additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

Prior to the First Time of Delivery, ProSight Global Holdings Limited, a Bermuda exempt company (“PGHL”), will merge with and into the Company, with the Company surviving the merger, and the current equityholders of PGHL, including the Selling Stockholders, will receive Stock in consideration for their equity interests in PGHL (the “Reorganization”), as described under the caption “Organizational Structure” in the Pricing Prospectus.

1.         (a)         The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)          A registration statement on Form S–1 (File No. 333-232440) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)         (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) [each of the Preliminary Prospectus filed with the Commission on [•], 2019 and used by the Company in connection with the roadshow and]1 the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement) or the Selling Stockholder Information (as defined in Section 1(b)(v) of this Agreement);

[1]	NTD: to be included if different from Pricing Prospectus.

(iii)        For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(iv)        No documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)         The Registration Statement conforms and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(vi)        The Company and its subsidiaries have not sustained, since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as set forth or contemplated in the Pricing Prospectus, including in connection with the Reorganization) or long-term debt of the Company and its subsidiaries or (y) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Pricing Prospectus;

(vii)       The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole;

(viii)      The Company has been (i) duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, prospects, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company has been duly incorporated, formed or organized and is validly existing and in good standing (to the extent such concept is recognized is such jurisdictions) under the laws of its jurisdiction of organization, except to the extent that failure to be so duly organized, validly existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company listed in Exhibit 21.1 to the Registration Statement;

(ix)         The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued Stock of the Company has been duly and validly authorized and, after giving effect to the Reorganization, will be validly issued, fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concept is applicable) and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x)          The Shares to be issued and sold by the Company have been duly and validly authorized and, after giving effect to the Reorganization, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and, except as disclosed in the Registration Statement and the Pricing Prospectus, the issuance of the Shares to be issued and sold by the Company is not subject to any preemptive or similar rights;

(xi)         The issuance and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its respective subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of (1) the Company or (2) any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A), (B)(2) and (C) above for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the performance of the Company’s obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority, Inc. ("FINRA") of the underwriting terms and arrangements, the approval for listing of the Shares on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii)        Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or by-laws (or other applicable organizational documents), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (A), with respect to the Company’s subsidiaries only, (B) and (C), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii)       The statements set forth in the Pricing Prospectus and the Prospectus (A) under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and (B) under the caption “Certain Material U.S. Federal Tax Consequences to Non-U.S. Holders of Our Common Stock” and under the caption “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents specifically referred to therein and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate, complete and fair in all material respects;

(xiv)      Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject, except for such proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the performance of the Company’s obligations under this Agreement; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xv)       The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi)      At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer” in connection with the offering as defined in Rule 405 under the Act;

(xvii)     Ernst & Young LLP, who have audited certain financial statements of PGHL included in the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder on the basis disclosed in the Pricing Prospectus and the Prospectus;

(xviii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that is designed to comply with the applicable requirements of the Exchange Act, and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”), including internal control sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorizations and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix)       Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xx)        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officers and principal financial officers by others within those entities; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system;

(xxi)       This Agreement has been duly authorized, executed and delivered by the Company;

(xxii)      None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made or taken an act in furtherance of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; and the Company and its subsidiaries and controlled affiliates conduct their business in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws;

(xxiii)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiv)    None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State (including the designation as a “specially designated national” or “blocked person”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) or is located, organized, or resident in a country or territory that is the subject of Sanctions, including Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country in a manner that would violate any Sanctions;

(xxv)     The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the notes thereto, present fairly in all material respects the financial position of PGHL and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the PGHL and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The other financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of PGHL and its subsidiaries and presents fairly, in all material respects, the information shown thereby;

(xxvi)    From the time of the initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvii)   (A)  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and software (collectively, “Intellectual Property”) and all other intellectual property material to the present conduct of the business of the Company and its subsidiaries taken as a whole, (B) to the knowledge of the Company, the conduct of the business of the Company and its subsidiaries does not infringe, misappropriate or otherwise conflict with or violate any Intellectual Property rights of any third party, in a manner which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation, violation of or conflict with asserted rights of others with respect to any Intellectual Property which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (D) there is no material pending, or to the Company’s knowledge, threatened, action, suit, proceeding or claim by others (i) alleging that the Company or any of its subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property of others, or (ii) challenging the Company’s or any of its subsidiaries’ rights in or to, or the validity, enforceability, scope or ownership of, any Intellectual Property owned by or licensed to the Company or its subsidiaries, which, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and (E) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or violated by any person in a manner which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(xxviii)  The Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed through the date hereof, and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxix)     The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary under applicable law for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, except where the revocation or modification thereof would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxx)      Each subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of organization (each, an “Insurance Subsidiary”) is licensed as an insurance or reinsurance company in its jurisdiction of organization and is duly licensed or authorized as an insurer or reinsurer in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so licensed or authorized, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Insurance Subsidiary has made all required filings under applicable insurance and reinsurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance and reinsurance regulatory authorities necessary to conduct its existing business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to have such Authorizations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no insurance or reinsurance regulatory authority having jurisdiction over an Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by such Insurance Subsidiary, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally, or (ii) the continuation of the business of such Insurance Subsidiary in all respects as presently conducted, except in the case of this clause (ii), where such orders or decrees, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxxi)     Any statistical, industry-related and market-related data included in the Pricing Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate;

(xxxii)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption)(C) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred ; (D) none of the Company or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (E) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan;

(xxxii)   Except with respect to insurance policies and contracts issued by any Insurance Subsidiary or reinsurance policies with respect to the same, the Company and its subsidiaries self-insure or are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s’ reasonable judgment, prudent and customary in the businesses in which they are engaged; all policies of insurance of the Company and its subsidiaries are, to the knowledge of the Company, in full force and effect and the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(xxxiii)   [Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus,] (A)(i) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the personal, personally identifiable, sensitive, confidential or regulated information or other data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data and (B) the Company, and its subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of, the IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in the case of each of clause (A) and (B) above, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries have implemented backup and disaster recovery technology as the Company generally deems reasonably adequate for their businesses and consistent with industry standards and practices; and

(xxxiv)   No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b)         Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)	Such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)	The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein and therein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (2) result in any violation of the provisions of the Certificate of Incorporation, By-laws or constituent documents of such Selling Stockholder [(if such Selling Stockholder is a corporation, limited liability company, partnership or other entity or trust)] or (3) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except, in the case of clauses (1) and (3) above, as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholders to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its[, his or her] obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except (1) such as may have already been obtained, (2) the registration under the Act of the Shares, (3) the approval by FINRA of the underwriting terms and arrangements, (4) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (5) such that would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii)	Such Selling Stockholder has good and valid title to the equity interests in PGHL to be exchanged in the Reorganization for Shares to be sold by such Selling Stockholder hereunder, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)	[2]Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares; and

(v)	To the extent, but only to the extent, that any statement or omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto is made in reliance upon and in conformity with any Selling Stockholder Information, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that as used in this Agreement with respect to a Selling Stockholder and an applicable document, “Selling Stockholder Information” shall mean the written information furnished to the Company by such Selling Stockholder expressly for use therein; it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of [the Selling Stockholders legal name, address, the percentage of the equity capital of PGHL owned by the Selling Stockholder before the Reorganization, the number of shares of Stock owned by the Selling Stockholder immediately upon the Reorganization and any other information relating to the Selling Stockholder set forth under the caption “Principal and Selling Stockholders” in the Registration Statement, the Pricing Disclosure Package or the Prospectus].

[2]	[NTD: Selling stockholders to be listed on Schedule IV.]

2.         Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by allocating such portion among each Selling Stockholder as set forth in the second sentence of the next paragraph and multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.         (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Attorneys-in-Fact to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company and the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2019 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 (the “Closing Location”), and the Shares (if in certificated form) will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act), which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system;

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (“Lock-Up Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of the Representatives; provided, however, that the restrictions in the foregoing sentence shall not apply to (A) the issuance, sale or transfer of any Lock-Up Securities required to consummate the Reorganization, (B) the Shares to be sold to the Underwriters hereunder, (C) the issuance of options, restricted stock units, restricted stock or other equity awards to acquire Lock-Up Securities granted pursuant to the Company’s equity plans that are described in the Pricing Prospectus, the issuance of shares of Stock pursuant to the 2019 Employee Stock Purchase Plan described in the Pricing Prospectus [and the issuance of up to [●] options, restricted stock units or other equity awards to acquire Lock-Up Securities that are described in the Pricing Prospectus], (D) the issuance of Lock-Up Securities upon the exercise of any such options, restricted stock units or other equity awards to acquire Lock-Up Securities, (E) the filing by the Company of registration statements on Form S-8 with respect to the Company’s plans that are described in the Pricing Prospectus, and (F) Lock-Up Securities issued or sold pursuant to the Company’s acquisition of one or more businesses, assets, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions approved by the Company’s board of directors, provided that the aggregate number of Lock-Up Securities that the Company may sell or issue or agree to sell or issue in such transactions, taken together, pursuant to this clause (F) shall not exceed 5% of the total number of Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, but only if the holders of such Lock-Up Securities issued under (C), (D) and (F) above execute a lock-up letter in the form of Annex II hereto (to the extent such holder has not previously signed a lock-up letter covering such Lock-Up Securities) or such Lock-Up Securities do not vest until after the expiry of the Lock-Up Period;

(ii) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 8(j) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by filing such information on EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, so long as the company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that the Company shall not be required to provide documents that are available through EDGAR or the provision of which would require public disclosure by the Company under Regulation FD and provided, further, that the Company may satisfy the requirements of this clause by making any such report, communication or information generally available on its website under the “Investor Relations” section thereof;

(h) To use the net proceeds received by it from the sale of the Shares by the Company pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred. The Underwriters agree that the Company has the right to approve in advance all uses and placements of its trademarks, servicemarks and logos on this website, which approval shall not be unreasonably withheld; and

(m) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.         (a)  The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)   The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) writing made in reliance upon and in conformity with the Underwriter Information or Selling Stockholder Information;

(d)  The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(e)   Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

7.         The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and the counsel for the Selling Stockholders in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and documented disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which expenses of counsel shall not exceed $10,000 in the aggregate; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and documented disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, which expenses, costs, and fees of counsel shall not exceed $[40,000] in the aggregate; (vi) the cost of preparing stock certificates; if applicable (vii) the cost and charges of any transfer agent or registrar; (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section[; and (ix) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Shares, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show]; and (b) each Selling Stockholder covenants and agrees with the several Underwriters that it will pay or cause to be paid (i) all transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder and (ii) all other costs and expenses incurred by such Selling Stockholder that are incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section. The Representatives agree to pay New York State stock transfer tax, and the Company and each Selling Stockholder agree to reimburse the Representatives pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.         The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)         Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you and covering such matters as you may reasonably request;

(c)         Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to you their written opinion and disclosure letter, dated such Time of Delivery, in substantially the form attached as Annex [●] hereto;

(d)         The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in substantially the form attached as Annex [•] hereto;

(e)         On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(f)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting (x) the business, prospects, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives (other than a defaulting Underwriter under Section 12 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)         On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or the Company’s or any Insurance Subsidiary’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or the Company’s or any Insurance Subsidiary’s financial strength or claims paying ability;

(h)         On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)          The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j)          The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from all directors, executive officers and each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(k)         The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second business day next succeeding the date of this Agreement;

(l)         FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(m)         The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8;

(n)         The Company shall have delivered to the Representatives on the date of the Prospectus at a time prior to the execution of this Agreement and at each Time of Delivery a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to you;

(o)         At or prior to the First Time of Delivery, the Reorganization shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Pricing Prospectus. The Amended and Restated Certificate of Incorporation of the Company shall have been filed with the Secretary of State for the State of Delaware and shall be in full force and effect; and

(p)        At or prior to the First Time of Delivery, each Selling Stockholder shall deliver to you a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

9.         (a) The Company will indemnify and hold harmless each Underwriter and Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or Selling Stockholder for any reasonable legal or other expenses incurred by such Underwriter or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information or Selling Stockholder Information.

(b)       Each Selling Stockholder will, severally and not jointly, indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) writing, in reliance upon and in conformity with Selling Stockholder Information; and will reimburse each Underwriter or the Company for any reasonable legal or other expenses incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) writing in reliance upon and in conformity with the Underwriter Information.

(c)         Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company each Selling Stockholder for any reasonable legal or other expenses incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: [the last sentence of the risk factor entitled “Certain underwriters are affiliates of one of our principal stockholders and have interests in this offering beyond customary underwriting discounts and commissions” in the Pricing Prospectus and the Prospectus and the information contained in the [fifth, ninth and tenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Pricing Prospectus and the Prospectus].

(d)         Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)         If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations including whether a failure to give notice materially prejudices the indemnifying party. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)          Notwithstanding anything to the contrary in this Section 9, the liability of each Selling Stockholder under Section 9(b) and (e) above shall in no event exceed the amount of such Selling Stockholder’s net proceeds (after deducting underwriting discounts and commissions but before deducting any other expenses) from its sale of the Shares pursuant to this Agreement.

(g)         The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(h)         The Company and the Selling Stockholders hereby confirm their engagement of Barclays Capital Inc., and Barclays Capital Inc. hereby confirms its agreement with the Company to render services as a qualified independent underwriter (within the meaning of FINRA rule 5121(f)(12)) with respect to the offering and sale of the Shares (Barclays Capital Inc., in such capacity, the “Independent Underwriter”). Without limitation of and in addition to their obligations under the other paragraphs of this Section 9, the Company and each Selling Stockholder agree to indemnify and hold harmless Barclays Capital Inc., its affiliates, directors, officers and employees and each person who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121(f)(12)) in connection with the offering and sale of the Shares contemplated by this Agreement, and agree to reimburse each such indemnified party for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any Selling Stockholder shall be liable in any such case to the extent that such loss, claim, damage, liability or action results from the gross negligence or willful misconduct of the Independent Underwriter.

10.       (a)         If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)         If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)         If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.       The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 9 hereof, the representations and warranties in subsections (a)(ii), (a)(iii) and (a)(iv) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus contained in any certificate furnished by the Company pursuant to Section 8 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective or who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered (other than any transfer taxes to be reimbursed by any Selling Stockholder in accordance with Section 7), but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Legal Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.       The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.      This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company, each Selling Stockholder and the Underwriters agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company, each Selling Stockholder and the Underwriters agree to submit to the jurisdiction of, and to venue in, such courts.

19.       (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.       The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.       Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or any other amounts attributable to such client (and, if there is any unsold allotment in the offering at the Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

22.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.       Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us [●] counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours,

ProSight Global, Inc.

By:
Name:
Title:

Selling Stockholders

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof in New York, New York:

Goldman Sachs & Co. LLC
Barclays Capital Inc.

Goldman Sachs & Co. LLC

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman Sachs & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Dowling & Partners Securities, LLC
Keefe, Bruyette & Woods, Inc.
SunTrust Robinson Humphrey, Inc. .
Citizens Capital Markets, Inc.
Total

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Company

The Selling Stockholder(s):
[ProSight Investment LLC](a)
[ProSight Parallel Investment LLC](b)
[ProSight TPG, L.P.](c)
[TPG PS 1, L.P.](d)
[TPG PS 2, L.P.](e)
[TPG PS 3, L.P.](f)
[TPG PS 4, L.P.](g)
Total

(a)          This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b)          This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(c)          This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(d)          This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(e)          This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(f)          This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(g)          This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

(a)     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [•]

(b)     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•]

The number of Shares purchased by the Underwriters is [•].

(c)     Section 5(d) Writings

[•]

SCHEDULE IV

[To come]

ANNEX I

[FORM OF PRESS RELEASE]

ProSight Global, Inc.

[Date]

ProSight Global, Inc. (the “Company”) announced today that [•] [and [•]], the joint book-running managers in the recent public sale of [•] shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to           shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on    , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended

ANNEX II

[FORM OF LOCK-UP AGREEMENT]

ProSight Global, Inc.

Lock-Up Agreement

June [●], 2019

Goldman Sachs & Co. LLC

Barclays Capital Inc.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Re: ProSight Global, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with ProSight Global Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of common stock, par value $0.01 per share (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this agreement (the “Lock-Up Agreement”) and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

[If the undersigned is an officer or director of the Company, (1) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering, (2) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Stock, the Representatives will notify the Company of the impending release or waiver, and (3) the Company has agreed in Section 5(e)(ii) of the Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.]5

Notwithstanding the foregoing, the undersigned may transfer or dispose of the Undersigned’s Shares in the following cases:

(i) any of the undersigned’s Shares acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public disclosure shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of the Undersigned’s Shares acquired in such open market transactions;

(ii) as a bona fide gift or gifts; [provided that no filing under the Exchange Act or other public disclosure shall be required or shall be voluntarily made in connection with such transfer;]6

(iii) as a distribution to (x) partners, shareholders, stockholders, other equityholders, members, participants or beneficiaries of the undersigned or to any entity or individual that directly or indirectly controls, is controlled by or is under common control with the undersigned or (y) any trust or other legal entity for which the undersigned or the undersigned’s spouse serves as a trustee or investment advisor; provided that no filing under the Exchange Act or other public disclosure shall be required or shall be voluntarily made in connection with such distribution;

(iv) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates; provided that no filing under the Exchange Act or other public disclosure shall be required or shall be voluntarily made in connection with such transfer;

5 For director and officer lock-up only.

6 For selling stockholder lock-up only.

(v)     to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that any such transfer shall not involve a disposition for value; [and provided, further, that no filing under the Exchange Act or other public disclosure shall be required or shall be voluntarily made in connection with such transfer;]7

(vi)    transfers by will or intestacy;

(vii)   the exercise of options or other rights to acquire Stock or settlement of other equity-based awards granted under a stock incentive plan or stock purchase plan of the Company described in the final prospectus; provided that the underlying Stock or other securities continue to be subject to the restrictions of this Lock-Up Agreement;

(viii)  transfers to the Company for the purpose of satisfying tax withholding obligations upon the vesting or settlement of equity-based awards granted under a stock incentive plan or stock purchase plan of the Company described in the Registration Statement;

(ix)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Stock; provided that (x) such plan does not provide for the transfer of Stock during the Stockholder Lock-Up Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Stock may be made under such plan during the Stockholder Lock-Up Period;

(x)     transfers of the Undersigned’s Shares in connection with the direct or indirect acquisition of 100% of the Stock by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided that any of the Undersigned’s Shares that may be transferred pursuant to this clause (x) may not be transferred prior to the consummation of the offering or without prior approval of the board of directors of the Company;

(xi)    the sale or transfer of any of the Undersigned’s Shares required to consummate the Reorganization; provided that any such shares of Stock or other securities received in connection with the Reorganization shall be subject to the terms of this Lock-Up Agreement;

(xii)   the sale or transfer of any of the Undersigned’s Shares pursuant to the Underwriting Agreement; or

(xiii)  with the prior written consent of Goldman Sachs & Co. LLC and Barclays Capital Inc. on behalf of the Underwriters;

7 For selling stockholder lock-up only.

8 For director and officer lock-up only.

9 For selling stockholder lock-up only.

provided that in the case of any transfer, disposition or distribution pursuant to clause (ii) through (v), each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement; and provided, further, that in the case of any transfer, disposition or distribution pursuant to [clauses (ii), (v), (vi) through (viii)]8[clause (vii) or (viii)]9, (A) no voluntary filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other voluntary public announcement reporting a reduction in the beneficial ownership of Stock held by the undersigned shall be made in connection with such transfer, disposition or distribution and (B) any filing by any party (donor, donee, transferor or transferee) that is required under the Exchange Act in connection with such transfer, disposition or distribution shall include a statement describing the type of transaction as a result of which such transfer, disposition or distribution was made. [In addition, to the extent any filing under the Exchange Act or other public disclosure shall be required in connection with any transfer pursuant to clauses (ii) and (v), the undersigned will provide the Representatives prior written notice informing them of such filing or other public disclosure.]10

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation or any other entity, the undersigned may transfer the capital stock of the Company to any wholly-owned subsidiary of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

[Notwithstanding anything herein to the contrary, Goldman Sachs & Co. LLC and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]11

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing, that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the SEC to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder or (iv) October 1, 2019 in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature page follows]

10 For director and officer lock-up only.

11 For GS selling stockholder lock-up only.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title